UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/17/2004

INTERNATIONAL FUEL TECHNOLOGY INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-25367

NV	880357508
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

7777 Bonhomme, Suite 1920, St. Louis, MO 63105
(Address of Principal Executive Offices, Including Zip Code)

314-727-3333
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On December 15, 2004, International Fuel Technology, Inc. (the "Company") entered into a Memorandum of Understanding (the "Agreement") by and between the Company and R C Holding Company ("R C Holding"). Rex Carr, a director and holder of approximately twenty-six percent of the Company's outstanding Common Stock, is a director, President, and forty-one percent shareholder of R C Holding.

Under the Agreement, the Company issued R C Holding 400,000 restricted shares of the Company's Common Stock in exchange for the purchase price of $500,000. The number of shares issued to R C Holding was based on the closing price of the Company's Common Stock on December 15, 2004 as listed on the OTC Bulletin Board, which was $1.25.

The Company also granted R C Holding the right to purchase additional restricted shares of the Company's Common Stock until March 31, 2005. The price of the additional shares of the Common Stock will be the closing price of the Company's Common Stock as listed on the OTC Bulletin Board on the date R C Holding chooses to purchase the additional shares.

Item 9.01.    Financial Statements and Exhibits

Memorandum of Understanding by and between International Fuel Technology, Inc. and R C Holding Company, dated December 15, 2004.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTERNATIONAL FUEL TECHNOLOGY INC

Date: December 17, 2004.	By:	/s/ Jonathon R. Burst
Jonathon R. Burst
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.	Memorandum of Understanding by and between International Fuel Technology, Inc. and R C Holding Company, dated December 15, 2004.